Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
VACANT LAND PURCHASE AGREEMENTS UPDATE

Vancouver, B.C. – October 6, 2010 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, further to the Company's News Release of August 31, 2010, the Board of Directors of the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), approved the terms of two of the three Vacant Land Purchase Agreements (“Agreement 1” and “Agreement 2”). In conjunction with the approvals, the close of escrow under each agreement was extended to November 30, 2010.

Coronus’ Board of Directors did not approve the terms of the third agreement (“Agreement 3”). Accordingly, Coronus will not be acquiring the Rosamond parcel.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.

Coronus Solar Inc.	News Release	Page 1